                                                      Registration No. 333-_____
    As filed with the Securities and Exchange Commission on January 14, 1997
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------

                           ELECTRIC FUEL CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


             DELAWARE                                  95-4302784
 (State or Other Jurisdiction of          (I.R.S. Employer Identification No.)
  Incorporation or Organization)


                               885 THIRD AVENUE
                                  SUITE 2900
                           NEW YORK, NEW YORK  10022
         (Address of Principal Executive Offices, Including Zip Code)

                           ELECTRIC FUEL CORPORATION
      1995 AMENDED AND RESTATED NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                           (Full Title of the Plan)

                               WINTHROP G. MINOT
                                 ROPES & GRAY
                            ONE INTERNATIONAL PLACE
                         BOSTON, MASSACHUSETTS  02110
                                (617) 951-7364
(Name, Address, and Telephone Number, Including Area Code, of Agent For Service)


                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------
Title of               Amount            Proposed     Proposed      Amount of
securities             to be             maximum      maximum       registration
to be                  registered        offering     aggregate     fee(1)
registered                               price        offering
                                         per          price(1)
                                         share(1)
----------------------------------------------------------------------------------
Common Stock           430,000(2)(3)     6.5313        2,808,459      $851.05
----------------------------------------------------------------------------------
Common Stock            70,000(4)        7.938           499,390      $151.33
----------------------------------------------------------------------------------
Total                  500,000                                       $1002.38
----------------------------------------------------------------------------------

   (1) Calculated pursuant to Rule 457(h).
   (2) Shares subject to options not yet granted pursuant to the Electric Fuel Corporation 1995 Amended and Restated Non-Employee Director Stock Option Plan (the "Plan").
   (3) In addition, in accordance with Rule 416(a) under the Securities Act of 1933, as amended, this registration statement also covers such indeterminate number of shares as may become subject to options under the Plan as a result of the adjustment provisions thereof.
   (4) Shares subject to options previously granted pursuant to the Plan.
 ===============================================================================
                                  Page 1 of 16
                            Exhibit Index at Page 9

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1. PLAN INFORMATION.*
        ----------------

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*
        -----------------------------------------------------------






* The document(s) containing the information required by Item 1 of this Form S-8 and the statement of availability of Registrant information, and other information required by Item 2 of this Form will be sent or given to non-employee directors as specified by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. Electric Fuel Corporation (the "Registrant") shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Registrant shall furnish to the Commission or its staff a copy of any or all of the documents included in such file.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.
         ---------------------------------------

       The Registrant hereby incorporates the following documents herein by reference:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, as filed with the Commission on April 1, 1996.

     (b) The Registrant's Quarterly Reports on Form 10-Q for the quarter ended March 31, 1996, as filed with the Commission on May 14, 1996; for the quarter ended June 30, 1996, as filed with the Commission on August 13, 1996; and for the quarter ended September 30, 1996 as filed with the Commission on November 14, 1996. All other reports filed by the Registrant with the Securities and Exchange Commission pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the Registrant's Annual Report referred to above.

     (c) The description of the Common Stock contained in the Registrant's Registration Statement on Form 8-A filed under the Exchange Act on February 2, 1994, including any amendment or report subsequently filed by the Registrant for the purpose of updating the information contained therein.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated herein by reference and to be a part hereof from the date of filing of such documents.

 Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.
           -----------------------------------------

         Section 145 of the Delaware General Corporation Law ("DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.
Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses (including attorney's fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

         Section 102(b)(7) of the DGCL permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to unlawful payment of dividends and unlawful stock purchase and redemption) or
(iv) for any transaction from which the director derived an improper personal benefit.

         Section 10 of the Registrant's Amended and Restated Certificate of Incorporation ("Certificate of Incorporation") provides that the Registrant's Directors shall not be liable to the Registrant or its stockholders for monetary damages for any breach of fiduciary duty as a director to the fullest extent permitted by the DGCL.

         Section 11 of the Registrant's Certificate of Incorporation provides that the Registrant shall, to the maximum extent permitted under the DGCL, indemnify any person who was or is made a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative (herein a "proceeding"), by reason of the fact that such person is or was or has agreed to be a director or officer of the Registrant or while a director or officer is or was serving at the request of the Registrant as a director, officer, partner, trustee, employee, or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorney's fees), judgments, fines, penalties and amounts paid in settlement incurred in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim.

     The Registrant also maintains directors and officers' insurance.

ITEM 8.  EXHIBITS.
         --------

EXHIBIT NO.    DESCRIPTION
-----------    -----------

4.1 Amended and Restated Certificate of Incorporation of the Registration Statement on Form S-1 [Registration No. 33-73256], which became effective on February 23, 1994.)

4.2 Amended and Restated By-Laws of the Registrant (Incorporated by reference to the Registrant's Registration Statement on Form S-1 [Registration No. 33- 97944], which became effective on February 5, 1996. )

4.3 Specimen Certificate for shares of Common Stock, $.01 par value per share, of the Registrant (Incorporated by reference to the Registrant's Registration Statement on Form S-1 [Registration No. 33-73256], which became effective on February 23, 1994.)

5.             Opinion of Ropes & Gray.

23.1. Consent of Ropes & Gray (contained in its opinion filed as Exhibit 5 hereto).

23.2           Consent of Kesselman & Kesselman.

24. Power of Attorney (contained in Part II hereof under "Signatures and Power of Attorney").

99. Electric Fuel Corporation 1995 Amended and Restated Non-Employee Director Stock Option Plan

ITEM 9.   UNDERTAKINGS.
          ------------

     (a) The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933,

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration statement, and

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided,
                                                                   --------
however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the
-------
information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                        SIGNATURES AND POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on this fourteenth day of January, 1997.


                              ELECTRIC FUEL CORPORATION


                              By  /s/ Robert S. Ehrlich
                                 ---------------------------------------------
                                 Robert S. Ehrlich, Chairman of the Board,
                                     Director and Chief Financial Officer

     We, the undersigned directors of Electric Fuel Corporation, hereby severally constitute and appoint Robert S. Ehrlich and Yehuda Harats, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities as directors, any and all amendments or supplements to the Registration Statement on Form S-8 of Electric Fuel Corporation, and generally to do all such things in our name and on our behalf in our capacities as directors to enable Electric Fuel Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be required by our said attorneys or any of them, to any and all said amendments.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ Robert S. Ehrlich          Chairman of the Board          January 14, 1997
--------------------------     of Directors and Chief
Robert S. Ehrlich              Financial Officer
                               (Principal Financial
                               Officer)


/s/ Yehuda Harats              President, Chief Executive     January 14, 1997
--------------------------     Officer and Director
Yehuda Harats                  (Principal Executive
                               Officer)

/s/ Stewart J. Edelman         Principal Accounting           January 14, 1997
--------------------------     Officer and Treasurer
Stewart J. Edelman

/s/ Jay Eastman                Director                       January 14, 1997
--------------------------
Jay Eastman

/s/ Jack Rosenfeld             Director                       January 14, 1997
--------------------------
Jack Rosenfeld

/s/ Harvey Krueger             Director                       January 14, 1997
--------------------------
Harvey Krueger

/s/ Lawrence M. Miller         Director                       January 14, 1997
--------------------------
Lawrence M. Miller

                                 EXHIBIT INDEX


EXHIBIT                                                                               PAGE
NUMBER                            DESCRIPTION                                         NUMBER
------                            -----------                                         ------

4.1        Amended and Restated Certificate of Incorporation of the
           Registration Statement on Form S-1 [Registration No. 33- 73256], which became effective on February 23, 1994.)

4.2 Amended and Restated By-Laws of the Registrant (Incorporated by reference to the Registrant's Registration Statement on Form S-1
           [Registration No. 33-97944], which became effective on February
           5, 1996.)

4.3 Specimen Certificate for shares of Common Stock, $.01 par value per share, of the Registrant (Incorporated by reference to the Registrant's Registration Statement on Form S-1 [Registration
           No. 33-73256], which became effective on February 23, 1994.)

5.         Opinion of Ropes & Gray.                                                      10

23.1       Consent of Ropes & Gray (contained in its opinion filed as                    10
           Exhibit 5 hereto).

23.2       Consent of Kesselman & Kesselman.                                             11

24.        Power of Attorney (contained in Part II hereof under "Signatures               7
           and Power of Attorney").

99.        Electric Fuel Corporation 1995 Amended and Restated Non-Employee              12
           Director Stock Option Plan.